Exhibit 99.1

NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Adds to Resource Base in Powder River Basin

Casper, Wyoming, June 7, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) announces the completion of an independent National Instrument 43-101 (“NI 43-101”) technical report (the “Technical Report”) for its North Rolling Pin property in the Central Powder River Basin of Wyoming, U.S.A. The Technical Report estimates a “measured and indicated” mineral resource of approximately 664,521 pounds of uranium (eU3O8) at an average grade of 0.058% and an “inferred” mineral resource of approximately 32,522 pounds at an average grade of 0.042% . This mineral resource estimate was completed using accepted methods mandated by NI 43-101 and Canadian Institute of Mining, Metallurgy and Petroleum standards using a GT* cut-off of 0.20.

The North Rolling Pin project is wholly-owned by Uranerz and is ideally located approximately midway between the Company’s Nichols Ranch property and its Hank property. The Nichols Ranch and Hank properties are both in the final permitting phase for production.

Kurt Brown, Senior Vice-President of Exploration commented: “This is not the Company’s largest uranium deposit in the Powder River Basin. However, it is nicely located between our most advanced projects in the permitting phase, and adds pounds. We are pleased to continue to add to our total uranium resource base in this area.”

The current estimates of mineral resources for the North Rolling Pin property are displayed in the tables below in both a GT* of 0.20 and 0.50:

Table 1. North Rolling Pin Measured + Indicated Resource

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	386,898	310,051.062
0.50	255,163	153,712.083

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	277,623	271,881.052
0.50	135,161	97,513.070

Measured + Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	664,521	581,932.058
0.50	390,324	251,225.078

*GT represents grade multiplied by the thickness and is calculated by multiplying eU3O8  grade (in percent) by gamma anomaly thickness (in feet) as determined from down-hole radiometric probing. For example, a drill hole that has 10 feet of 0.10% uranium mineralization has a GT of 1.0 and would be considered a good hole by ISR mining standards.

Uranerz has now reported NI 43-101 uranium resources for six projects. The Company has 38 uranium projects at various stages of exploration and development in the Powder River Basin area of Wyoming (including projects within the Arkose Mining Venture properties).

The North Rolling Pin technical report, entitled “Technical Report, North Rolling Pin Property, Campbell County, Wyoming, U.S.A.” and dated June 4, 2010, was authored by Mr. Douglass Graves, P.E., of TREC, Inc., who is an “independent person” as defined by NI 43-101. Mr. Graves has reviewed and verified the technical disclosure provided in this news release. The Technical Report is being filed by the Company and will soon be available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state. ISR mining accounted for 36% of total global uranium production in 2009.

Uranerz Energy Corporation is listed on the NYSE-Amex and the Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information

For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or refer to the Company website at www.uranerz.com. To review Company’s filings with the Securities and Exchange Commission go to www.sec.gov or www.sedar.com.

Cautionary Statement
All mineral resources disclosed in this press release and in the NI 43-101 technical reports referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". The NI 43-101 technical reports referred to herein include estimations of potential mineral resources for further development by the issuer, disclosed pursuant to the applicable provisions of NI 43-101. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical reports referenced herein use or may use the terms "mineral resource," "measured mineral resource," "indicated mineral resource", "inferred mineral resource", “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target resource or an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

Forward-looking Statements
This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.